UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: November 23, 2021

CINCINNATI BELL INC.

(Exact Name of Registrant as Specified in its Charter)

Ohio	001-8519	31-1056105
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

221 East Fourth Street

Cincinnati, OH 45202

(Address of Principal Executive Office)

(513) 397-9900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Securities Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 23, 2021, Cincinnati Bell Inc. (the “Company) entered into that certain Amendment No. 1 to Credit Agreement (“Amendment No. 1”), by and among the Company, Goldman Sachs Bank USA, as administrative agent, and the other parties thereto, in order to amend certain terms of its existing Credit Agreement (the “Credit Agreement”), dated as of September 7, 2021. Amendment No. 1 provides for, among other things, (i) a $125 million increase to the Revolving Credit Facility (as defined in the Credit Agreement), increasing the Company’s Revolving Credit Facility to $400 million, (ii) a $350 million incremental increase to its existing Term Loan (as defined in the Credit Agreement) (the “Incremental Term Loan Increase”), increasing the total existing Term Loan facility to $500 million (the existing Term Loan as increased by the Incremental Term Loan Increase, the “Term B-1 Loans”) and (iii) the incurrence of a new tranche of $650 million senior secured term loans (the “Term B-2 Loans”). The proceeds of the Incremental Term Loan Increase and the Term B-2 Loans were used by the Company, together with cash on hand, to satisfy, discharge and redeem in full all of the Company’s existing (x) 7.000% Senior Notes due 2024 (the “2024 Notes”) and (y) 8.000% Senior Notes due 2025 (the “2025 Notes”), and to pay fees and expenses in connection with the redemption of the 2024 Notes and the 2025 Notes. The Term B-2 Loans mature in November 2028. Amendment No. 1 also extends the maturity of the Term B-2 Loans to November 2028 and reduces the interest applicable to the Term B-2 Loans and the Revolving Credit Facility. In addition, Amendment No. 1 replaced LIBOR as a benchmark rate for the facilities and replaces it with Term SOFR. All other material terms, conditions and covenants of the Credit Agreement were unchanged by Amendment No. 1.

The foregoing summary of Amendment No. 1 does not purport to be complete and is qualified in its entirety by reference to the full text of Amendment No. 1 that is filed herewith as Exhibit 10.1, and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

ITEM 9.01 - FINANCIAL STATEMENTS AND EXHIBITS

Exhibits

Exhibit No.	Description

10.1	Amendment No. 1 to Credit Agreement, dated as of November 23, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINCINNATI BELL INC.

Date: November 29, 2021	By:	/s/ Christopher J. Wilson
Name: Christopher J. Wilson
Title: Vice President, General Counsel